UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 5, 2016

CARVER BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-13007	13-3904174
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

75 West 125th Street, New York, NY	10027-4512
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 360-8820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01    Changes in Registrant’s Certifying Accountant

(a)
On July 7, 2016, the Board of Directors of Carver Bancorp, Inc. (the “Company”) formally engaged BDO USA, LLP (“BDO”) following approval by the Board’s Finance and Audit Committee and BDO as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2017.

The Company’s current independent registered public accounting firm, KPMG LLP (“KPMG”) was notified on July 5, 2016 that it will not be retained as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2017. BDO will succeed KPMG effective upon KPMG’s issuance of its reports on the Company’s 2016 fiscal year end financial statements, which will include the consolidated financial statements as of and for the fiscal year ending March 31, 2016, and which will be included in the Company’s Annual Report on Form 10-K for the fiscal year ending March 31, 2016.

KPMG’s audit reports on the Company’s consolidated financial statements as of and for the years ended March 31, 2015 and March 31, 2014 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the two fiscal years ended March 31, 2015 and the subsequent interim period through July 5, 2016, there were (i) no disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference thereto in their reports on the consolidated financial statements for such years, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K, except that, as reported in the Company’s Form 10-K for the fiscal years ended March 31, 2014 and March 31, 2015, the Company did not maintain effective disclosure controls and procedures as of March 31, 2014 and March 31, 2015 because of material weaknesses in internal control over financial reporting.

Specifically, the Company disclosed in its Form 10-K for the fiscal year ended March 31, 2015 that the Company had material weaknesses in internal control over financial reporting related to the risk assessment process and controls in the credit risk management function, and controls over the accounting and disclosure for the allowance for loan losses and related accounts. Furthermore, the Company disclosed in its Form 10-K for the fiscal year ended March 31, 2014 that the Company had material weakness in its internal control over financial reporting related to the ongoing monitoring and evaluation of the design and conduct of internal controls associated with infrequent process activities, including changes related to the Company’s pension plan activities.

The Company is in the process of finalizing the Form 10-K for the fiscal year ended March 31, 2016 and, accordingly, is unable to address any “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K as of and for the period ended March 31, 2016 as of the date of this filing. The Company provided KPMG with a copy of this Form 8-K and requested from KPMG a letter addressed to the Securities and Exchange Commission indicating whether it agrees with the disclosures. A copy of KPMG’s letter, dated July 11, 2016 is attached hereto as Exhibit 16.1.

(b)
During the fiscal years ended March 31, 2016 and March 31, 2015, the Company did not consult with BDO regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that BDO concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, (ii) any matter that was either the subject to a “disagreement,” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or (iii) any “reportable event,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K. The Company provided BDO with a copy of this Form 8-K disclosure prior to filing for any comments. BDO has determined not to comment upon the disclosure included herein.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired. Not Applicable.

(b)	Pro forma financial information. Not Applicable.

(c)	Shell company transactions: Not Applicable.

(d)	Exhibits

The following exhibit is filed as part of this report:

16.1    Letter of KPMG dated July 11, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DATE: July 11, 2016

BY:	/s/Michael T. Pugh
Michael T. Pugh
President and Chief Executive Officer